July 2, 2020
Coty Inc.
350 Fifth Avenue
New York, New York 10118
Attn: Pierre-Andre Terisse
Re: Equity Transfer Agreement
This letter agreement (the “Agreement”) sets forth an understanding between Coty Inc. a Delaware corporation (the “Company”) and Cottage Holdco B.V., a wholly owned subsidiary of JAB Holding Company s.a.r.l. (“Cottage”), with respect to the transfer of Class A Common Stock (the “Common Stock”) of the Company held by Cottage in satisfaction of the Company's obligation to issue Common Stock to Sue Y. Nabi (the “Executive”) upon vesting of a restricted stock unit award to be granted and held by the Executive as further described herein. Cottage and the Company hereby agree that the Executive is a third-party beneficiary hereof and no consent, waiver, modification or amendment hereunder or hereof may be given or agreed to by Cottage or the Company without the Executive’s written consent.
The Company wishes to make an offer of employment to the Executive to become the Chief Executive Officer of the Company, which employment is expected to commence no later than September 1, 2020 (the first day of Executive’s employment is hereinafter referred to as, the “Start Date”). The offer of employment will include a grant of restricted stock units, expected to be made on or around January 1, 2021, that will settle in 30,000,000 shares of Common Stock subject to the Executive’s continued employment on each applicable vesting date (the “Award”) and such other terms and conditions set forth in the award agreement applicable to the Award, a copy of which is attached hereto as Exhibit A (the “Award Agreement”). Notwithstanding anything to the contrary set forth in the Award Agreement, the Company and Cottage hereby agree that Cottage will deliver a portion of the shares owed to the Executive upon the vesting of the Award directly to the Executive in lieu of such shares being issued to the Executive by the Company, in the amounts set forth herein (the “Transferred Shares”). Capitalized terms used but not defined herein shall have the meaning set forth in the Coty Equity and Long-Term Incentive Plan (the “Plan”) and the Award Agreement. The Company hereby agrees that it will not make any amendments to the Award Agreement without Cottage’s written consent.
In the event the Executive remains employed through the first Vesting Date as set forth in the Award Agreement, Cottage hereby agrees to transfer 10,000,000 shares of Common Stock to the Executive no later than sixty (60) days following such Vesting Date. If, however, the Executive is terminated without Cause or due to death or Disability prior to the first Vesting Date, Cottage instead agrees to transfer 5,000,000 shares of Common Stock to the Executive and the Company agrees to issue the remaining 5,000,000 shares of Common Stock to the Executive, in each case, following the date of such termination in accordance with the terms of the Award Agreement.
In the event the Executive remains employed through the second Vesting Date set forth in the Award Agreement, the Company hereby agrees to issue 10,000,000 shares of Common Stock to the Executive no later than sixty (60) days following such Vesting Date. If, however, the Executive is terminated without Cause or due to death or Disability on or following the first Vesting Date but prior to the second Vesting Date, the Company agrees to issue to the Executive the number of shares of Common Stock determined on pro-rata basis in accordance with Section 2(b) of the Award Agreement and at such time as set forth therein. In addition, in consideration for Cottage’s agreement to issue the Transferred Shares pursuant to this Agreement, the Company shall issue to Cottage a number of shares of Common Stock (the “Cottage True-up Shares”) equal to (x) the number of shares of Common Stock transferred and/or issued to the Executive under this Agreement through such termination of employment (including any shares issued or to be issued in connection with such termination and any shares transferred or to be transferred in connection with a prior Vesting Date) divided by (y) two (2), less (z) the number of shares of Common Stock issued or to be issued directly by the Company to the Executive under this Agreement.
In the event the Executive remains employed through the third Vesting Date set forth in the Award Agreement, Cottage hereby agrees to transfer 5,000,000 shares of Common Stock to the Executive and the Company hereby agrees to issue the remaining 5,000,000 shares of Common Stock to the Executive, in each case, no later than sixty (60) days following such Vesting Date. If, however, the Executive is terminated without Cause or due to death or Disability on or following the second Vesting Date but prior to the third Vesting Date, each of Cottage and the Company will transfer 50% of the number of shares of Common Stock determined on pro-rata basis in accordance with Section 2(b) of the Award Agreement to the Executive at such time as set forth in the Award Agreement.
Cottage understands and acknowledges that any Cottage True-up Shares issued pursuant to this Agreement have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or applicable state securities laws and such shares may not be transferred, pledged, hypothecated or sold unless (i) a registration statement covering such securities is effective under the Securities Act, or (ii) the transaction is exempt from registration under the Securities Act and applicable state securities laws and, if the Company requests, an opinion satisfactory to the Company to such effect has been rendered by counsel. Cottage further understands and acknowledges that any Cottage True-up Shares shall bear a legend substantially similar to the foregoing.
The Company agrees that any Cottage True-up Shares issued pursuant to this Agreement shall be deemed to be “Registrable Securities” under that certain Stockholders Agreement, dated as of March 17, 2019 (the “JAB Shareholder Agreement”), by and among the Company, JAB Holdings B.V., JAB Cosmetics B.V., and Cottage and that the execution and delivery of this Agreement by Cottage shall be deemed to satisfy the requirements of a Shelf Offering Request pursuant to Section 3 of Exhibit A (Registration Rights) to the JAB Shareholder Agreement. In addition, Cottage hereby waives any default that may arise pursuant to Section 5 of Exhibit A (Registration Rights) to the JAB Shareholder Agreement with respect to any registration rights granted to the Executive relating to any restricted stock units and shares of Common Stock to be issued to the Executive pursuant to the Award Agreement.
The Company represents and warrants that: (i) it has all necessary power and authority to enter into and perform this Agreement, and (ii) this Agreement constitutes a valid and binding obligation which is enforceable against the Company in accordance with its terms.
Cottage represents and warrants that: (i) it will continue to hold the minimum number of shares of Common Stock necessary to fulfill its obligations hereunder, (ii) upon transfer of the shares to the Executive hereunder, Cottage will have good title to the shares it is transferring to the Executive pursuant to this Agreement, free and clear of any pledge, lien, security interest, encumbrance, claim or equitable interest, (iii) it has all necessary power and authority to enter into and perform this Agreement, and (iv) this Agreement constitutes a valid and binding obligation which is enforceable against Cottage in accordance with its terms.

From time to time, and without any further consideration, the parties hereto agree to execute, acknowledge and deliver all such additional deeds, assignments, bills of sale, conveyances, instruments, notices, releases, acquittances and other documents, and to do all such other acts and things, all in accordance with applicable law, as may be necessary or appropriate (a) more fully to ensure that the applicable parties hereto own all of the properties, rights, titles, interests, estates, remedies, powers and privileges granted by this Agreement, or which are intended to be so granted, (b) more fully and effectively to vest in the applicable parties hereto and their respective successors and assigns beneficial and record title to the Transferred Shares assigned by this Agreement or intended to be so and (c) more fully and effectively to carry out the purposes and intent of this Agreement.
Any term hereof may be amended and the observance of any term hereof may be waived only with the written consent of each party hereto. Any amendment or waiver so effected shall be binding upon Cottage, the Company and the Executive and any assignee or transferee thereof.
Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.
This Agreement shall be governed by and construed in accordance with the laws of the State of New York. This Agreement contains the entire understanding of the parties and there are not further or other agreements or understandings, written or oral, in effect between the parties relating to the subject matter hereof except as expressly referred to herein. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successor and assigns of the parties.
[Signature Page Follows]

Very Truly Yours,
COTTAGE HOLDCO B.V.
/s/ Joachim Creus
By:______________________________
    Name: Joachim Creus
    Title: Managing Director
Agreed to and accepted:
COTY INC.
/s/ Pierre-Andre Terisse
By:______________________________
Name: Pierre-Andre Terisse
Title: Chief Financi

Agreed to and accepted:
SUE Y. NABI
/s/ Sue Nabi
_____________________________
Name: Sue Y. Nabi